Exhibit(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Other Services” in the Statement of Additional Information and to the incorporation by reference of our report, dated August 16, 2007, on the financial statements and financial highlights included in the Annual Report to Shareholders for the fiscal year ended June 30, 2007 of Dupree Mutual Funds in Post-Effective Amendment Number 48 to the Registration Statement (Form N-1A, No. 2-64233).

/s/ Ernst & Young LLP

Cincinnati, Ohio

October 26, 2007